Exhibit 5.1

December 14, 2011

AGL Resources Inc.
Ten Peachtree Place, N.E.
Atlanta, Georgia 30309

Re:	Registration Statement on Form S-8 – Birdsall, Inc. Retirement Savings Plan, the Nicor Companies Savings Investment Plan and the Nicor Gas Thrift Plan

Ladies and Gentlemen:

We have acted as counsel to AGL Resources Inc., a Georgia corporation (the “Corporation”), in connection with the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Corporation with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), (i) 725,000 shares of the Corporation’s common stock, $5.00 par value per share (the “Shares”), 125,000 of which may be issued pursuant to the Birdsall, Inc. Retirement Savings Plan (the “Birdsall Plan”), 300,000 of which may be issued pursuant to the Nicor Companies Savings Investment Plan (the “Nicor Savings Plan”) and 300,000 of which may be issued pursuant to the Nicor Gas Thrift Plan (the “Thrift Plan” and, together with the Birdsall Plan and the Nicor Savings Plan, the “Plans”); and (ii) an indeterminate number of interests (the “Plan Interests”) which may be issued under the Plans.  We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K.

In connection with our opinion below, we have examined the Amended and Restated Articles of Incorporation of the Corporation, the Bylaws of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Plans and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Corporation and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the laws of the State of Georgia that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Plans, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent.  The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

Based on the foregoing, it is our opinion that the Shares to be issued under the Plans and the Plan Interests are duly authorized, and, when issued by the Corporation in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:   /s/ Michael L. Stevens
        Michael L. Stevens, Partner